As filed with the Securities and Exchange Commission on December 20, 1996.

                                    File No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                        SYNCOR INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

        Delaware                                       85-0229124
(State of Incorporation)                  (I.R.S. Employer Identification No.)

                               20001 Prairie Street
                        Chatsworth, California 91311-2185
                    (Address of principal executive offices)

                  NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN
                               (Full Title of Plan)

                             Haig S. Bagerdjian, Esq.
                               20001 Prairie Street
                        Chatsworth, California 91311-2185
                                  (818) 717-4549
            (Name, address and telephone number of agent for service)


                       CALCULATION OF REGISTRATION FEE
____________________________________________________________________________________________
Title of securities    Amount to be    Proposed max.     Proposed max.         Amount of
to be registered       registered      offering price    aggregate offering    registration
                                       per share (2)     price                 fee
____________________________________________________________________________________________
Common Stock,          25,000          $10.69            $267,250.00           $80.98
par value $.05         shares (1)
per share
____________________________________________________________________________________________



(1) The 25,000 shares of Common Stock of the Company registered hereby consist of the 2,500 shares of Common Stock issued to non-employee directors of the Company on August 27, 1996, and 22,500 shares of Common Stock to be issued to non-employee directors of the Company from time to time, as part of their compensation package for their services to the Company.

(2) Pursuant to Rule 457(c) of the Securities Act of 1933, as amended, the proposed maximum offering price per share has been calculated based on the average of the high and low price per share of the Company's common stock on December 17, 1996, as reported in the NASDAQ National Market.

         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                           REOFFER PROSPECTUS

                     SYNCOR INTERNATIONAL CORPORATION

         This Reoffer Prospectus relates to 2,500 shares of Common Stock, par value $.05 per share ("Common Stock"), of Syncor International Corporation (the "Company") which may be offered for sale from time to time by non-employee directors of the Company (the "Directors") who received the shares of Common Stock pursuant to resolutions by the Officer Director Committee of the Board of Directors of the Company (the "Resolutions") authorizing stock compensation for the Directors. See "Selling Stockholders." The outstanding shares of Common Stock held by the Directors and to be offered hereby are hereinafter referred to as the "Outstanding Securities."

         The Directors have not advised the Company of any specific plans for the distribution of the Outstanding Securities, but it is anticipated that the Outstanding Securities may be sold from time to time by the Directors directly to purchasers or, alternatively, may be offered from time to time through agents, brokers, dealers or underwriters, who may receive compensation in the form of concessions or commissions from the Directors or from purchasers of the Outstanding Securities. Sales of the Outstanding Securities may be made in one or more transactions through the NASDAQ National Market, in privately negotiated transactions, or otherwise, and such sales may be made at the market price prevailing at the time of sale, a price related to such prevailing market price or a negotiated price. See "Plan of Distribution."

         Any brokers, dealers or agents that participate in the distribution of the Outstanding Securities may be deemed to be underwriters and any commissions received by them and any profit on the sale of such Outstanding Securities positioned by them might be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

         The Common Stock is listed on the NASDAQ National Market under the symbol "SCOR." The reported closing sale price of the Common
Stock on December 17, 1996 was $10.875 per share. Prospective investors should obtain the most recent available price quotations prior to any purchase of Common Stock.

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
        COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                OFFENSE.
                   __________________________________

            The date of this Prospectus is December 20, 1996.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The Company has filed a Registration Statement on Form S-8 (the "Registration Statement"), of which this Reoffer Prospectus is a part, with the Commission under the Securities Act, with respect to the Outstanding Securities offered hereby. This Reoffer Prospectus omits certain information and exhibits included in the Registration Statement, copies of which may be obtained upon payment of a fee prescribed by the Commission or may be examined free of charge at the principal office of the Commission in Washington, D.C. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement.

         The Common Stock is listed on the NASDAQ National Market, and reports and information concerning the Company can be inspected at such exchange.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed by the Company with the Commission are by this reference incorporated in and made a part of this Reoffer Prospectus:

         (1) The Company's annual report on Form 10-K for the fiscal year ended December 31, 1995;

         (2) The Company's proxy statement dated May 10, 1996, with respect to its annual meeting of shareholders held on June 26, 1996;

         (3) The Company's quarterly report on Form 10-Q for the quarter ended March 31, 1996;

         (4) The Company's quarterly report on Form 10-Q for the quarter ended June 30, 1996;

         (5) The Company's quarterly report on Form 10-Q for the quarter ended September 30, 1996; and

         (6)      The Company's current report on Form 8-K dated July 3,
1996.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all Outstanding Securities offered hereby have been sold or which deregisters all Outstanding Securities then remaining unsold, shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

         The Company will provide without charge to each person to whom a Reoffer Prospectus is delivered, upon written or oral request of such person, a copy of any documents incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Reoffer
Prospectus incorporates). Requests for copies of such documents should be directed to the Company at 20001 Prairie Street, Chatsworth, California 91311-2185, Attention: Secretary, telephone
(818) 886-7400.


                              USE OF PROCEEDS

         The Company will not realize any of the proceeds from the sale of the Outstanding Securities.


                         SELLING SECURITY HOLDERS

         The Outstanding Securities are being offered for the account of the Directors named in the table below. The table below sets forth with respect to each Director, based upon information available to the Company as of December 20, 1996, the number of outstanding shares of Common Stock of the Company held of record by each such Director and the number of shares of Common Stock of the Company held by each such Director after the completion of the offering of the Outstanding Securities, assuming the sale of all of the Outstanding Securities.

                       CALCULATION OF REGISTRATION FEE
_________________________________________________________________________________
Security Holder            Number of Shares  Number of          Number of
                           Owned Prior to    Shares Subject to  Shares owned
                           Completion of     Offering Held by   After Completion
                           Offering          Security Holders   of Offering(6)
_________________________________________________________________________________
George S. Oki                 16,950(1)            500               16,450*
_________________________________________________________________________________
Arnold E. Spangler            24,600(2)            500               24,100*
_________________________________________________________________________________
Steven B. Gerber, M.D.        27,500(3)            500               27,000*
_________________________________________________________________________________
Henry N. Wagner, Jr., M.D.    28,799(4)            500               28,299*
_________________________________________________________________________________
Gail R. Wilensky, Ph.D.       15,499(5)            500               14,999*
_________________________________________________________________________________


(1) Includes 3,000 shares held as trustee for his children and 12,450 shares not outstanding which he has the right to acquire pursuant to options. Does not include 2,100 shares underlying options not currently exercisable. George Oki has been a director of the Company since May 17, 1985.

(2) Includes 18,100 shares not outstanding which he has the right to acquire pursuant to options. Does not include 2,100 shares underlying options not currently exercisable. Arnold Spangler has been a director of the Company since August 9, 1985.

(3) Includes 25,000 shares not outstanding which he has the right to acquire pursuant to options. Does not include 8,400 shares underlying options not currently exercisable. Steven Gerber has been a director of the Company since May 1, 1990.

(4) Includes 28,299 shares not outstanding which he has the right to acquire pursuant to options. Does not include 13,301 shares underlying options not currently exercisable. Henry Wagner has been a director of the Company since August 3, 1992.

(5) Includes 14,999 shares not outstanding which she has the right to acquire pursuant to options. Does not include 22,401 shares underlying options not currently exercisable. Gail Wilensky has been a director of the Company since July 12, 1993.

(6) The number of shares does not include the 22,500 shares of Common Stock held by the Company and registered hereby which may be granted by the Company to non-employee directors from time to time pursuant to the Resolutions.

*Constitutes less than one percent of the outstanding shares of Common Stock of the Company.

         Each Director may offer shares of Common Stock from time to time in one or more transactions on the NASDAQ National Market, which may involve brokers or dealers, or in private transactions. The Company has not entered into any agreement, arrangement or understanding with brokers or dealers regarding the shares of Common Stock that may be offered hereby prior to the effective date of the Registration Statement of which this Reoffer Prospectus forms a part, and the Selling Stockholders have advised the Company that they have not entered into any such agreement.




                            PLAN OF DISTRIBUTION

         The Directors are offering the Outstanding Securities for their own account, and not for the account of the Company. The Outstanding Securities may be sold from time to time by the Directors directly to purchasers or, alternatively, may be offered from time to time through agents, brokers, dealers or underwriters, who may receive compensation in the form of concessions or commissions from the Directors or purchasers of the Outstanding Securities (which compensation may be in excess of customary commissions). Sales of the Outstanding Securities may be made in one or more transactions through the NASDAQ National Market, in privately negotiated transactions, or a combination of such methods of sale, at fixed prices or negotiated prices or at prices related to prevailing market prices.



                                LEGAL OPINION

         The validity of the shares of Common Stock being offered hereby will be passed upon for the Company by Haig S. Bagerdjian, its Senior Vice President, General Counsel and Secretary.

                                   EXPERTS

         The consolidated financial statements and schedule of the Company as of December 31, 1995 and 1994, and for each of the years in the two-year period ended December 31, 1995, the seven-month period ended December 31, 1993, and the year ended May 31, 1993, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

                INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         The Company By-Laws provide for the indemnification of each officer and director of the Company, to the fullest extent permitted by law, against all liability and loss, expenses, judgments, fines and settlement amounts actually and reasonably incurred by such person in connection with any action, suit or proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the
Company.   The Company, however, shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Company. The Company also has entered into Indemnity Agreements with the officers and directors of the Company pursuant to which an officer or director is entitled to indemnification if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was
unlawful.   Article 10 of the Company's Restated Certificate of Incorporation
states that a director shall have no personal liability to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except in the case of: (a) any breach of the director's duty of loyalty to the Company or its shareholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation; (c) unlawful payment of dividends or unlawful stock purchase or redemption pursuant to Section 174 of Delaware's General Corporation Law; or (d) any transaction from which the director derived an improper personal benefit.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                   PART II

Item 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
______

         The following documents filed with the Commission are incorporated in this registration statement by reference:

         (a) The Annual Report on Form 10-K filed by Syncor International Corporation (the "Company") for the fiscal year ended December 31, 1995;

         (b) The Quarterly Report on Form 10-Q filed by the Company for the quarter ended March 31, 1996;

         (c) The Quarterly Report on Form 10-Q filed by the Company for the quarter ended June 30, 1996;

         (d) The Quarterly Report on Form 10-Q filed by the Company for the quarter ended September 30, 1996;

         (e)      The Report on Form 8-K filed by the Company, dated July 3,
                  1996; and

         (f) The description of the Company's common stock as set forth in the Registration Statement filed by the Company under
                  Section 12 of the Securities Exchange Act of 1934, including all amendments to such description as set forth in all amendments filed to such Registration Statement or in any periodic report filed with the Commission pursuant to the provisions of such Act.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.           DESCRIPTION OF SECURITIES
______

                  Not applicable.

Item 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL
______

                  Not applicable.

Item 6.           INDEMNIFICATION OF OFFICERS AND DIRECTORS
______

         Article VI of the By-Laws of the Company provides for the indemnification of each officer and director of the Company, to the fullest extent permitted by law, against all liability and loss, expenses, judgments, fines and settlement amounts actually and reasonably incurred by such person in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, nonprofit entity or other
enterprise, including service with respect to employee benefit plans.   The
Company, however, shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Company. The Company also has entered into Indemnity Agreements with the officers and directors of the Company pursuant to which an officer or director is entitled to indemnification if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Article 10 of the Company's Restated Certificate of Incorporation states that a director shall have no personal liability to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except in the case of: (a) any breach of the director's duty of loyalty to the Company or its shareholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation; (c) unlawful payment of dividends or unlawful stock purchase or redemption pursuant to
Section 174 of Delaware's General Corporation Law; or (d) any transaction from which the director derived an improper personal benefit.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.           EXEMPTION FROM REGISTRATION CLAIMED
______

                  Not applicable.

Item 8.           EXHIBITS
______

         4.1      Stock Certificate of Common Stock of the Company filed as
                  Exhibit 4.1 to the August 26, 1986 Form 10-K and incorporated herein by reference

         4.2 Rights Agreement dated as of November 8, 1989 between the Company and American Stock Transfer & Trust Company filed as Exhibit 2.1 to the Registration Statement on Form 8-A dated November 3, 1989 and incorporated herein by reference

         4.3 Resolutions of Officer Director Committee of the Board of Directors of the Company authorizing non-employee director stock compensation plan

         5        Opinion re Legality

         23       Consent of KPMG Peat Marwick LLP

         24 Power of Attorney (contained in the Section prior to the Signature Page filed with this registration statement).

Item 9.           UNDERTAKINGS
______

         (a)      The Company hereby undertakes:

                  (l) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Securities Exchange
                  Act of 1934 that are incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
                  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the caption designated "SIGNATURES", constitutes and appoints Monty Fu and Robert G. Funari, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone or his substitute or resubstitutes, may lawfully do or cause to be done by virtue hereof.



                                SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth and State of California on December 20, 1996.

                                     SYNCOR INTERNATIONAL CORPORATION


                                        /s/ Haig S. Bagerdjian
                                     By ________________________________
                                        Senior Vice President, Secretary
                                        and General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                   TITLE                             DATE
_________                   _____                             ____


/s/ Monty Fu
__________________________
Monty Fu                    Chairman of the Board             December 20, 1996
                            and Director


/s/ Robert G. Funari
__________________________
Robert G. Funari            President, Chief Executive        December 20, 1996
                            Officer (Principal Executive
                            Officer) and Director


/s/ Michael E. Mikity
__________________________
Michael E. Mikity           Senior Vice President, Chief      December 20, 1996
                            Financial Officer and Treasurer
                            (Principal Financial-Accounting
                            Officer)


/s/ Haig S. Bagerdjian
__________________________
Haig S. Bagerdjian          Senior Vice President             December 20, 1996
                            and Secretary



__________________________
George S. Oki               Director                          December __, 1996



__________________________
Arnold E. Spangler          Director                          December __, 1996



/s/ Steven B. Gerber
__________________________
Steven B. Gerber, M.D.      Director                          December 20, 1996



__________________________
Henry N. Wagner, Jr., M.D.  Director                          December __, 1996



/s/ Gail R. Wilensky
__________________________
Gail R. Wilensky, Ph.D.     Director                          December 20, 1996

                                INDEX OF EXHIBITS

Exhibit No.                                                           Page No.

     4.1 Stock Certificate of Common Stock of the Company filed as Exhibit 4.1 to the August 26, 1986 Form 10-K and incorporated herein by reference

     4.2 Rights Agreement dated as of November 8, 1989 between the Company and American Stock Transfer & Trust Company filed as Exhibit 2.1 to the Registration Statement on Form 8-A dated November 3, 1989 and incorporated herein by reference

     4.3          Resolutions by Officer Director Committee of the         13
                  Board of Directors of the Company authorizing non-employee director stock compensation

     5            Opinion re Legality                                      15

     23           Consent of KPMG Peat Marwick LLP                         16

     24 Power of Attorney (contained in section prior to the Signature Page filed with this registration statement)

                              EXHIBIT 4.3
                                ___________

                         UNANIMOUS WRITTEN CONSENT
                     OF THE OFFICER DIRECTOR COMMITTEE
                         OF THE BOARD OF DIRECTORS
                     OF SYNCOR INTERNATIONAL CORPORATION


         The undersigned, being all of the members of the Officer Director Committee (the "Committee") of the Board of Directors of Syncor International Corporation, a Delaware corporation (the "Company"), hereby unanimously consent to and take the following actions without a meeting pursuant to Section 141 of the General Corporation Law of the State of Delaware and Article III, Section 16 of the By-laws of the Company, and hereby direct that this written consent be placed with the minutes of the proceedings of the Board of Directors of the Company:

                  WHEREAS, the Board of Directors of the Company directed the undersigned to form the Committee, composed of the undersigned, to review the current and past compensation of the non-employee directors of the Company and to make recommendations as to whether the current compensation plan should be changed, and if so, in what manner;

                  WHEREAS, the Company has a policy to encourage employee ownership of its common stock as a way to promote employee responsibility in creating future value for all stockholders;

                  WHEREAS, the undersigned believe that the underlying reasons behind promoting employee ownership of the Company's stock also apply to non-employee directors; and

                  WHEREAS, the undersigned have reviewed the current and past compensation of the non-employee directors of the Company and have determined that it would be prudent for the Company to compensate non-employee directors for their services with shares of the Company's common stock in addition to cash compensation, similar to the existing compensation policy for employees;

                  NOW, THEREFORE, BE IT RESOLVED, that the Committee hereby approve the allocation of 25,000 shares of Company's common stock (as may be increased from time to time, the "Allocated Shares") for the purpose of compensating non-employee directors of the Company, in such amounts and to such directors as may be determined by the Committee from time to time;

                  RESOLVED FURTHER, that the Company grant each of the non-employee directors 500 shares of the Company's common stock from the Allocated Shares as of today for current fiscal year, in addition to the cash compensation to which the non-employee directors are currently entitled;

                  RESOLVED FURTHER, that the issuance and sale of the Allocated Shares shall be subject to all federal and state securities laws, including, without limitation,
         Section 16(b) of the Securities Exchange Act of 1934 relating to the trading of securities by directors of the Company; and

                  RESOLVED FURTHER, that any officer(s) of the Company is hereby authorized to execute and deliver, for and on behalf of the Company, such agreements and other documents, and to do such other acts, as shall be necessary or desirable to effect the intent and purpose of the foregoing resolutions.

         This Unanimous Written Consent may be executed in any number of counterparts and by different persons in separate counterparts, with the same effect as if all parties had signed the same documents. All such counterparts shall be deemed to be an original, shall be construed together and shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this written consent as of the 27th day of August, 1996.


/s/ Monty Fu                             /s/ Robert G. Funari
__________________________               __________________________
Monty Fu, Director                       Robert G. Funari, Director

                                EXHIBIT 5
                                 _________

                      SYNCOR INTERNATIONAL CORPORATION

December 20, 1996

Syncor International Corporation
20001 Prairie Street
Chatsworth, CA 91311

Re:      Syncor International Corporation
         Registration Statement on Form S-8
         __________________________________

Gentlemen:

I have been requested to render this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Syncor International Corporation, a Delaware corporation (the "Corporation"), filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 25,000 shares of Common Stock, $0.05 par value (the "Common Stock"), of the Corporation, issued or to be issued to non-employee directors of the Corporation as compensation for their services.

As counsel to the Corporation, I have reviewed the Registration Statement and the Exhibits thereto, the Certificate of Incorporation and Bylaws of the Corporation, as amended to date, and the minutes of the proceedings of the Corporation's Board of Directors, and have also examined such other records, documents, instruments and certificates of certain officers of the Corporation, made such inquiries of officers of the Corporation, and considered such questions of law as I have deemed necessary for the purpose of rendering the opinions set forth herein.

In my examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

Based upon and subject to the foregoing and in reliance thereon, it is my opinion that the Common Stock has been duly authorized for issuance and will, when sold, be legally issued, fully paid and nonassessable.

This opinion is being furnished to you solely in connection with the Registration Statement. I hereby consent to the filing of this opinion, or any copies thereof, as an Exhibit to the Registration
Statement.

Very truly yours,


/S/ Haig S. Bagerdjian
______________________
Haig S. Bagerdjian
Senior Vice President, Secretary and General Counsel

                                EXHIBIT 23
                                __________

                       INDEPENDENT AUDITORS' CONSENT





The Board of Directors
Syncor International Corporation


We consent to the use of our report Dated March 8, 1996 incorporated herein by reference in the Registration Statement on Form S-8 of Syncor International Corporation, relating to the consolidated balance sheets of Syncor International Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1995, the seven-month period ended December 31, 1993, and the year ended May 31, 1993, and the related schedule, and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in the method of accounting for income taxes.



                                    /s/ KPMG Peat Marwick LLP
                                    _________________________
                                    KPMG PEAT MARWICK LLP




Los Angeles, California
December 20, 1996